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                                 PROMISSORY NOTE
LOAN NUMBER                      HUNTINGTON BANK

$453,000.00                                                   September 4, 1996

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of The Huntington National Bank of Florida at 253 North Orlando Avenue, Maitland, Florida 32751, or such other place as the holder may designate in writing, the principal sum of Four Hundred Fifty-Three Thousand and No/l00 Dollars (US$453,000.00) together with interest from August 29, 1996, at an adjustable rate equal to one (1%) above the Chase Manhattan Bank of New York "Prime Rate" as such rate is published in the Wall Street Journal or similar business publication, provided however that at no time during the term of this note shall the interest rate exceed a rate equivalent to ten and one-half (10.50%) per cent per annum as long as the maker is not in default, on the unpaid balance as follows:

          Principal is due and payable in 59 monthly payments of $2,520.00 commencing on October 4, 1996 and $2,520.00 on the 4th day of each month thereafter. Accrued interest is also due and payable in 59 monthly payments commencing on the 4th day of October, 1996 and on the 4th day of each month. The maturity date of this note shall be September 4, 2001, at which time all remaining principal, accrued interest and any other costs and expenses shall be due and payable:

With the right of prepayment of all or any part of the principal balance at any time without penalty;

         Each maker and endorser waives the right of exemption under the Constitution and Laws of Florida and each maker and endorser waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold them liable as makers and endorsers.

         It is further agreed that each maker and endorser, jointly and severally, shall and will pay all costs of collection, including a reasonable attorney's fee, in the event of failure to pay the principal of this note or any interest thereon or installment thereof when due.

         It is further agreed by each maker and endorser, jointly and severally, hereby waive the right, which such party may have, to a trial by jury in respect to any litigation arising from this Note or any other agreement executed in conjunction with this Loan. Borrower and Bank each acknowledge that this paragraph had either been brought to the attention of each party's legal counsel or that each party had the opportunity to do so.

         It is further agreed by each maker and endorser, jointly and severally, that this note and each installment thereof shall bear interest at the highest interest rate allowable by law from date of maturity until paid; and further, that after the occurrence of any Event of Default, as defined herein, the rate of interest, at Bank's option shall immediately be increased to the highest rate allowable by law whether or not Bank accelerates the maturity and interest shall accrue thereafter at said rate until all obligations under this note are paid in full. Bank shall, within 10 days following the effective date of such interest rate increase, notify Borrower of the fact that the interest rate has been increased pursuant to this provision.

         Borrower shall be in default upon the occurrence of any of the following events, circumstances or conditions (Events of Default):

         A. Failure by any party obligated on this Note or any other obligations Borrower has with Bank to make payment when due; or

         B. A default or breach by Borrower of any co-Signed, endorser, surety, or guarantor under any of the terms of this Note, or other loan agreement, any security agreement, mortgage, deed to secure debt, deed of trust, trust deed, or any other documents or instruments evidencing, guaranteeing, securing or otherwise relating to this Note or any other obligations Borrower has with Bank; or

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         C. The making or furnishing of any verbal or written representation, statement or warranty to Bank which is or becomes false or incorrect in any material respect by or on behalf of Borrower, or any co-signer, endorser, surety or guarantor of this Note or any other obligations Borrower has with Bank; or

         D. Failure to obtain or maintain the insurance coverage required by Bank, or insurance as is customary and proper for any collateral securing the repayment of this note; or

         E. The death, dissolution or insolvency of, the appointment of a receiver by or on behalf of, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against Borrower, or any Co-signed, endorser, surety or guarantor of this Note or any other obligations Borrower has with Bank; or

         F. After thirty (30) days prior notice, the failure to pay or provide proof of payment of any tax, assessment, rent, insurance premium, escrow or escrow deficiency on or before its due date; or

         On or after the occurrence of an event of Default, at the option of Bank, all or any part of the Principal and accrued interest on this Note, the Loan and all other obligations which Borrower owes Bank shall become immediately due and payable without notice or demand. Bank may exercise all rights and remedied provided by law, equity, this Note, and mortgage, deed of trust or similar instrument and any other security, loan, guaranty or surety agreements pertaining to this Note and all other obligations of Borrower to Bank. Bank is entitled to all rights and remedies provided by law or equity whether or not expressly stated in this Note. By choosing any remedy, Bank does not waive its right to an immediate use of any other remedy in the event of default continues or occurs again.

         If Bank has not received the full amount of any monthly payment by the end of 10 calendar days after the date it is due, a late charge shall be assessed in the amount of 5% of such overdue payment of principal and interest, or $5.00, whichever is greater, said late charge payable contemporaneously with the payment of such overdue principal and interest.

         On or after an Event of Default, Bank may recover from Borrower and all guarantors or any of them, all fees and expenses in collecting, enforcing and protecting liabilities and reasonable expenses in realizing on any security incurred by Bank, plus expenses of collecting and enforcing this Note. Such fees and expenses shall include, but are not limited to, filing fees, publication expenses, deposition fees, stenographer fees, witness fees and any other court costs. Any such fees and expenses shall be added to the Principal of this Note and shall accrue interest at the same rate as provided in this Note.

         Upon default of this Note, Bank may recover from Borrower and all guarantors or any of them, reasonable attorney's fees incurred by Bank. Such reasonable attorneys' fees shall include, without limitation, paralegal fees. Any such reasonable attorneys' fees shall be added to the principal amount of this Note and construed to mean 10% of the total of the unpaid balance at the time of default plus all accrued interest or such larger amount as may be reasonable and just, incurred in all legal actions, including those incurred in appellate proceedings. Such recovery will be in the extent not prohibited by law.

         Until this Note is paid in full, Borrower shall furnish Bank copies of all annual and quarterly reports (forms 10Q and 10K) as filed with the Securities and Exchange Commission no later than the dates for such filings.

         This Note is secured by a Mortgage and Security Agreement of even date.


Shell Seafood Restaurants, Inc.

By: /s/ William E. Hattaway
    -------------------------
    William E. Hattaway, President